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                                                                    Exhibit 99.2


Thursday, January 10, 2002, For Immediate Release

Press Release

Heartland Express, Inc. Announces Filing of Registration Statement.

CORALVILLE, IOWA - January 10, 2002 - Heartland Express, Inc. (Nasdaq: HTLD) announced today that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission. The registration statement covers the offer of up to 3,450,000 shares of the Company's common stock by Russell A. Gerdin and the Gerdin Charitable Foundation. Mr. Gerdin is the Chief Executive Officer and principal stockholder of the Company.

This is not an offer to sell any securities or the solicitation of an offer to purchase any securities. There shall not be any offers, solicitations, or sale of these securities in any jurisdiction in which an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

This press release may contain statement that might be considered forward-looking statements of predictions of future operations. Such statements are based on management's belief of interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

For Further Information, Contact:
John P. Cosaert, CFO
(319) 545-2728